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                           IBIS TECHNOLOGY CORPORATION

                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                   EXHIBIT 11



                                                      THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,                            SEPTEMBER 30,
                                                ------------------------------        ---------------------------------
                                                    1996               1997               1996                 1997
                                                -----------        -----------        ------------        -------------
Net loss reported .......................       $  (176,766)       $  (419,496)       $   (733,178)       $  (1,763,490)
                                                ===========        ===========        ============        =============

Primary and fully diluted loss per share:
   Weighted average common
   shares outstanding ...................         5,171,338          5,774,010           4,568,725            5,402,808
                                                ===========        ===========        ============        =============
Net loss per common share ...............       $     (0.03)       $     (0.07)       $      (0.16)       $       (0.33)
                                                ===========        ===========        ============        =============


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